                         Alternative Loan Trust 2005-81

                                FINAL TERM SHEET

                               [COUNTRYWIDE LOGO]

                           $926,958,100 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED DECEMBER 27, 2005

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-81

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2006

                               ------------------

The following classes of certificates are being offered pursuant to this free writing prospectus:


                         INITIAL CLASS                                              INITIAL CLASS
                          CERTIFICATE      PASS-THROUGH                              CERTIFICATE     PASS-THROUGH
                            BALANCE            RATE                                    BALANCE           RATE
                        --------------     ------------                             -------------    ------------
Class A-1               $ 386,900,000        Variable                 Class M-2      $ 16,519,000      Variable
Class A-2               $ 161,209,000        Variable                 Class M-3      $  9,440,000      Variable
Class A-3               $  96,725,000        Variable                 Class M-4      $  8,495,000      Variable
Class A-4               $ 200,000,000        Variable                 Class M-5      $  8,024,000      Variable
Class X-1                         N/A        Variable                 Class B-1      $  8,967,000      Variable
Class X-2                         N/A        Variable                 Class B-2      $  7,552,000      Variable
Class A-R               $         100        Variable                 Class B-3      $  3,776,000      Variable
Class M-1               $  19,351,000        Variable

OFFERED CERTIFICATES

Alternative Loan Trust 2005-81 will issue seventeen classes of certificates, fifteen of which are being offered by this free writing prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $943,949,346 as of December 1, 2005, and certain other property and assets described in this free writing prospectus. The mortgage loans will consist of 30-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below from Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):

                 MOODY'S      S&P
   CLASS         RATING      RATING             TYPE
-----------      -------     ------        ---------------
Class A-1         Aaa         AAA          Senior/
                                           Floating
                                           Pass-Through
                                           Rate/Super
                                           Senior

Class A-2         Aaa         AAA          Senior/
                                           Floating
                                           Pass-Through
                                           Rate/Super
                                           Senior/Support

Class A-3         Aaa         AAA          Senior/
                                           Floating
                                           Pass-Through
                                           Rate/Support

Class A-4         Aaa         AAA          Senior/
                                           Floating
                                           Pass-Through
                                           Rate

Class X-1*        Aaa         AAA          Senior/
                                           Variable
                                           Pass-Through
                                           Rate/Component

Class X-2*        Aaa         AAA          Senior/
                                           Variable
                                           Pass-Through
                                           Rate/Component

Class A-R         Aaa         AAA          Senior/
                                           Variable
                                           Pass-Through
                                           Rate/Residual

Class M-1         Aa1         AA+          Subordinate/
                                           Floating
                                           Pass-Through
                                           Rate

Class M-2         Aa2          AA          Subordinate/
                                           Floating
                                           Pass-Through
                                           Rate

Class M-3         Aa3         AA-          Subordinate/
                                           Floating
                                           Pass-Through
                                           Rate

Class M-4          A1          A+          Subordinate/
                                           Floating
                                           Pass-Through
                                           Rate

Class M-5          A2          A-          Subordinate/
                                           Floating
                                           Pass-Through
                                           Rate

Class B-1         Baa1        BBB          Subordinate/
                                           Floating
                                           Pass-Through
                                           Rate

Class B-2         Baa2        BB+          Subordinate/
                                           Floating
                                           Pass-Through
                                           Rate

Class B-3         Baa3         BB          Subordinate/
                                           Floating
                                           Pass-Through
                                           Rate

----------
* The ratings assigned to the Class X-1 and Class X-2 Certificates provide no assurance that any prepayment charges will be collected by their respective Class X P Components.

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class B-4 and Class B-5 Certificates, which are not being offered pursuant to this prospectus supplement and the prospectus. The Class B-4 and Class B-5 Certificates will have initial class certificate balances of approximately $9,439,000 and $7,552,245, respectively, and will each have a floating pass-through rate calculated as described in this free writing prospectus. Any information contained in this prospectus supplement with respect to the Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

CERTIFICATE DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION                    CLASSES OF CERTIFICATES
---------------------------         ------------------------------
   Senior Certificates               Class A-1, Class A-2, Class
                                     A-3, Class A-4, Class X-1,
                                       Class X-2 and Class A-R
                                            Certificates

Subordinated Certificates                Class M and Class B
                                            Certificates

   LIBOR Certificates                Class A-1, Class A-2, Class
                                      A-3, Class M and Class B
                                            Certificates

    MTA Certificates                   Class A-4 Certificates

      Floating Rate                  Class A-1, Class A-2, Class
      Certificates                   A-3, Class A-4, Class M and
                                        Class B Certificates

  Class X Certificates                 Class X-1 and Class X-2
                                            Certificates

  Class M Certificates               Class M-1, Class M-2, Class
                                    M-3, Class M-4 and Class M-5
                                            Certificates

  Class B Certificates                  Class B-1, Class B-2,
                                      Class B-3, Class B-4 and
                                       Class B-5 Certificates

COMPONENTS

Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, each of the Class X-1 and Class X-2 Certificates will be comprised of three components: an interest-only component (each, a "CLASS X IO COMPONENT"), a principal and interest component (each, a "CLASS X PO COMPONENT") and a prepayment charge component (each, a "CLASS X P COMPONENT"). The respective Class X IO Components of the Class X-1 and Class X-2 Certificates are interest-only components that will not have component principal balances but will accrue interest on their respective component notional amounts, initially $743,949,245 and $200,000,000, respectively.

Each Class X PO Component will have a component principal balance (initially, zero) that will increase depending on the amount of net deferred interest allocated to the related Class X IO Component, as described under "Description of the Certificates--Interest" in this prospectus supplement. The class certificate balance, if any, of the Class X Certificates will equal the component principal balance of the related Class X PO Component.

The respective Class P Components of the Class X-1 and Class X-2 Certificates will be entitled to 78.81242% and 21.18758%, respectively, of all prepayment charges received in respect of the mortgage loans. Each Class X P Component will not have a component principal balance and will not bear interest.

CUT-OFF DATE

The later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this free writing prospectus as the "CUT-OFF DATE").

CLOSING DATE

On or about December 29, 2005.

RECORD DATE

The record date for the LIBOR Certificates and any distribution date will be the business day immediately preceding that distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the record date will be the last business day of the calendar month preceding the month of that distribution date. For each other class of certificates and any distribution date, the record date will be the last business day of the calendar month immediately prior to the month in which that distribution date occurs.

DEPOSITOR

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SELLERS

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

INTEREST PAYMENTS

Interest will accrue at the rate described in this free writing prospectus on the certificates (other than the LIBOR Certificates) on the basis of a 360 day year divided into twelve 30 day months. Interest will accrue at the rate described in this free writing prospectus on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

The interest accrual period for the interest bearing classes of certificates (other than the LIBOR Certificates) for any distribution date will be the calendar month before the distribution date. The interest accrual period for the LIBOR Certificates for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. The pass-through rate on the Class A-4 Certificates may adjust monthly based on the level of one-year MTA, subject to a cap.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, component notional amount or component principal balance, as applicable, immediately prior to that distribution date, together with any interest remaining unpaid from prior distribution dates. However, the amount of interest distributable on a distribution date with respect to any class of certificates or component thereof will be reduced by the amount, if any, of net deferred interest for that distribution date that is allocated to such class of certificates, as described under "Description of the Certificates -- Interest". For any distribution date, the amount of the net deferred interest on the mortgage loans that will be allocated to the certificates will equal the excess, if any, of the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date over the amount of principal prepayments and subsequent recoveries received on the mortgage loans during the prepayment period and due period related to that distribution date (this amount is referred to as the "NET DEFERRED INTEREST"). In the case of any class of certificates (other than the Class X Certificates), the net deferred interest allocated to such class of certificates will be added as principal to the outstanding class certificate balance of such class of certificates. With respect to each class of Class X Certificates, the net deferred interest allocable to its Class X IO Component will be added as principal to the outstanding component principal balance of the related Class X PO Component.

CARRYOVER SHORTFALL AMOUNT

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the related rate cap, any resulting interest shortfall (which is sometimes referred to in this free writing prospectus as a "CARRYOVER SHORTFALL AMOUNT") may be paid on that distribution date or on future distribution dates from amounts otherwise distributable as interest on the Class X-1 IO Component in the manner and priority described in this free writing prospectus.

Although the pass-through rate on the Class A-4 Certificates is also limited by the related cap, the A-4 Certificates will not be entitled to receive any carryover shortfall amounts for any distribution date after the first distribution date.

The Class A-3 Policy does not cover carryover shortfall amounts on the Class A-3 Certificates.

PRINCIPAL PAYMENTS

Principal will be distributed on each class or component of certificates entitled to receive principal payments as described under "Description of the Certificates".

The Class X IO Components do not have principal balances but will bear interest during each interest accrual period on their respective component notional amounts.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the trust fund is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date; provided that either (a) any such purchase will not result in a draw upon the Class A-3 Policy or (b) the master servicer obtains the consent of the Class A-3 Insurer.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available will be applied in the following order of priority:

(1) to payment to the insurer of the monthly premium relating to the financial guaranty insurance policy for the benefit of the Class A-3 Certificates;

(2) to interest on the classes and components of senior certificates, pro rata; provided, however, that any distribution of interest that the Class X-1 IO Component is otherwise entitled to receive (after giving effect to any reduction in respect of net deferred interest allocated to that Component on such distribution date) will first be deposited into the carryover shortfall reserve fund;

(3) to principal of the classes and components of the senior certificates then entitled to principal distributions in the manner, order and priority described under "Description of the Certificates -- Principal" in this free writing prospectus;

(4) to payment to the insurer the amount of all payments made by the insurer pursuant to the Class A-3 Policy which have not been previously repaid;

(5) to interest on and then principal of each other class of subordinated certificates, in the order of their seniority, beginning with the Class M-1 Certificates, as described under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus;

(6) from amounts on deposit in the carryover shortfall reserve fund as described under "Description of the Certificates -- Carryover Shortfall Reserve Fund"; and

(7)  to the Class A-R Certificates.

See "Description of the Certificates" in this free writing prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

SUBORDINATION

The senior certificates will have a payment priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a payment priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a payment priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, among the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the senior certificates (other than any related notional amount components).

The preceding paragraph notwithstanding, realized losses on the mortgage loans that are allocated to the senior certificates will be allocated in accordance with the priorities set forth in this free writing prospectus under "Description of the Certificates -- Allocation of Losses."

FINANCIAL GUARANTY INSURANCE POLICY

It is a condition of the issuance of the Class A-3 Certificates that they be rated, without regard to the Class A-3 Policy, "AAA" by S&P and "Aaa" by Moody's. These ratings are the highest possible ratings from each of these rating agencies and they are based primarily on the credit enhancement provided by the subordinate certificates.

The Class A-3 Certificates will have the benefit of a financial guaranty insurance policy (referred to in this free writing prospectus as the Class A-3 Policy), pursuant to which Ambac Assurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class A-3 Certificates. The financial guaranty insurance policy will not provide for any classes of certificates other than the Class A-3

Certificates.

The financial guaranty insurance policy does not cover carryover shortfall amounts or shortfalls in interest collections on the mortgage loans that are attributable to net deferred interest, prepayment interest shortfalls or application of the Servicemembers Civil Relief Act.

TAX STATUS

For federal income tax purposes, the trust fund (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The LIBOR Certificates will also represent rights to receive carryover shortfall amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  LOAN PROGRAM

                                                                            WEIGHTED        WEIGHTED       WEIGHTED      WEIGHTED
                                                                             AVERAGE         AVERAGE        AVERAGE      AVERAGE
               NUMBER OF      AGGREGATE       % OF          AVERAGE          CURRENT     REMAINING TERM      FICO        ORIGINAL
                MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE    MORTGAGE       TO MATURITY      CREDIT     LOAN-TO-VALUE
LOAN PROGRAM     LOANS       OUTSTANDING       LOANS    OUTSTANDING ($)     RATE (%)        (MONTHS)         SCORE      RATIO (%)
------------     -----       -----------       -----    ---------------     --------        --------         -----      ---------
One-Year MTA..     2,608    $943,949,345.69  100.00%      361,943.77          2.911           360             693         75.31
                   -----    ---------------  ------
   Total......     2,608    $943,949,345.69  100.00%
                   =====    ===============  ======

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                      WEIGHTED    WEIGHTED    WEIGHTED   WEIGHTED
                                                                                       AVERAGE     AVERAGE     AVERAGE   AVERAGE
RANGE OF                     NUMBER OF     AGGREGATE         % OF        AVERAGE       CURRENT REMAINING TERM   FICO     ORIGINAL
CURRENT MORTGAGE              MORTGAGE PRINCIPAL BALANCE   MORTGAGE PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)    LOANS      OUTSTANDING        LOANS   OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE   RATIO (%)
---------------------------    -----      -----------        -----   ---------------  --------    --------      -----   ---------
      0.01 - 50,000.00.....          3    $    125,380.00    0.01%       41,793.33     2.107        360          674      73.47
 50,000.01 - 100,000.00....         63       5,208,744.93    0.55        82,678.49     2.906        360          686      73.47
100,000.01 - 150,000.00....        206      26,603,764.79    2.82       129,144.49     3.056        360          685      74.42
150,000.01 - 200,000.00....        265      46,720,660.08    4.95       176,304.38     3.103        360          686      75.88
200,000.01 - 250,000.00....        280      63,269,548.26    6.70       225,962.67     3.023        360          676      76.35
250,000.01 - 300,000.00....        254      69,856,776.08    7.40       275,026.68     2.888        360          684      75.32
300,000.01 - 350,000.00....        231      75,160,982.05    7.96       325,372.22     2.909        360          677      76.29
350,000.01 - 400,000.00....        475     180,784,454.19   19.15       380,598.85     4.163        359          698      75.65
400,000.01 - 450,000.00....        204      87,233,113.47    9.24       427,613.30     2.391        360          699      76.70
450,000.01 - 500,000.00....        172      81,889,317.11    8.68       476,100.68     2.441        360          694      74.99
500,000.01 - 550,000.00....        116      60,525,347.07    6.41       521,770.23     2.265        360          697      77.10
550,000.01 - 600,000.00....         88      50,829,385.71    5.38       577,606.66     2.563        360          700      76.77
600,000.01 - 650,000.00....        107      67,875,682.98    7.19       634,352.18     2.490        360          693      76.07
650,000.01 - 700,000.00....         28      18,865,068.54    2.00       673,752.45     2.866        359          698      71.54
700,000.01 - 750,000.00....         27      19,706,501.63    2.09       729,870.43     2.097        360          703      69.47
750,000.01 - 1,000,000.00..         66      57,155,432.85    6.05       865,991.41     2.297        360          696      72.00
1,000,000.01 - 1,500,000.00         19      24,878,185.95    2.64     1,309,378.21     2.272        360          715      70.79
1,500,000.01 - 2,000,000.00          4       7,261,000.00    0.77     1,815,250.00     1.939        360          716      70.88
                                 -----    ---------------  ------
   Total...................      2,608    $943,949,345.69  100.00%
                                 =====    ===============  ======

(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $361,944.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                 WEIGHTED     WEIGHTED     WEIGHTED    WEIGHTED
                                                                                  AVERAGE      AVERAGE      AVERAGE    AVERAGE
                      NUMBER OF      AGGREGATE       % OF          AVERAGE        CURRENT  REMAINING TERM    FICO      ORIGINAL
                      MORTGAGE   PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
STATE                   LOANS       OUTSTANDING       LOANS    OUTSTANDING ($)   RATE (%)     (MONTHS)       SCORE    RATIO (%)
-----                   -----       -----------       -----    ---------------   --------     --------       -----    ---------
Alabama..............       4    $    511,200.00       0.05%     127,800.00        2.063         360          680       80.00
Alaska...............       6       1,241,710.08       0.13      206,951.68        5.624         359          679       70.53
Arizona..............      87      22,016,432.23       2.33      253,062.44        3.228         359          692       74.60
California...........   1,322     563,253,722.76      59.67      426,061.82        2.857         360          694       74.94
Colorado.............      38      10,507,740.42       1.11      276,519.48        2.777         359          679       75.20
Connecticut..........      22       6,766,749.99       0.72      307,579.55        2.929         360          684       68.97
Delaware.............       4       1,019,340.11       0.11      254,835.03        1.556         360          711       79.55
District Of Columbia.       1         800,000.00       0.08      800,000.00        1.500         360          684       72.73
Florida..............     372     111,390,942.80      11.80      299,438.02        3.029         360          689       75.58
Georgia..............      16       3,532,130.04       0.37      220,758.13        4.497         358          675       84.04
Hawaii...............      17       6,184,153.13       0.66      363,773.71        3.715         359          721       69.48
Idaho................      20       4,123,782.01       0.44      206,189.10        3.537         360          680       67.86
Illinois.............      16       4,663,412.97       0.49      291,463.31        2.324         360          687       74.46
Indiana..............       4       1,163,950.00       0.12      290,987.50        1.409         360          662       76.42
Kansas...............       3         488,210.08       0.05      162,736.69        4.428         359          647       80.00
Kentucky.............       5       1,087,226.06       0.12      217,445.21        3.112         360          722       81.27
Maryland.............      46      16,465,963.33       1.74      357,955.72        3.653         360          680       75.67
Michigan.............      64      15,505,687.61       1.64      242,276.37        3.013         359          690       78.23
Minnesota............      40      10,866,882.75       1.15      271,672.07        2.947         360          699       77.48
Missouri.............       3         391,550.00       0.04      130,516.67        1.889         360          697       78.99
Montana..............       2         605,523.67       0.06      302,761.84        3.689         359          702       82.97
Nevada...............     141      46,017,461.80       4.87      326,364.98        3.087         360          690       77.28
New Hampshire........       6       1,924,872.41       0.20      320,812.07        3.217         360          664       76.95
New Jersey...........      27      10,782,216.45       1.14      399,341.35        2.199         360          700       72.91
New York.............      60      27,451,794.06       2.91      457,529.90        1.968         360          701       73.83
North Dakota.........       1         238,000.00       0.03      238,000.00        1.500         360          692       80.00
Ohio.................      31       5,270,948.08       0.56      170,030.58        2.726         360          682       79.72
Oklahoma.............       2         425,182.25       0.05      212,591.13        1.940         360          634       79.81
Oregon...............      20       4,859,132.44       0.51      242,956.62        3.559         359          692       79.73
Pennsylvania.........      33       7,762,078.55       0.82      235,214.50        3.138         360          684       75.89
Rhode Island.........       7       1,524,100.00       0.16      217,728.57        1.639         360          694       78.33
South Carolina.......       5       1,526,579.91       0.16      305,315.98        2.685         359          703       67.51
South Dakota.........       2         224,000.00       0.02      112,000.00        2.500         360          790       80.00

                                                                                 WEIGHTED     WEIGHTED     WEIGHTED    WEIGHTED
                                                                                  AVERAGE      AVERAGE      AVERAGE    AVERAGE
                      NUMBER OF      AGGREGATE       % OF          AVERAGE        CURRENT  REMAINING TERM    FICO      ORIGINAL
                      MORTGAGE   PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
STATE                   LOANS       OUTSTANDING       LOANS    OUTSTANDING ($)   RATE (%)     (MONTHS)       SCORE    RATIO (%)
-----                   -----       -----------       -----    ---------------   --------     --------       -----    ---------
Tennessee............       5       1,640,583.26       0.17      328,116.65        2.684         359          659       81.36
Texas................      30       4,788,411.10       0.51      159,613.70        3.691         360          687       81.46
Utah.................      18       5,891,420.51       0.62      327,301.14        2.542         360          694       77.66
Virginia.............      59      21,552,456.23       2.28      365,295.87        3.137         360          684       77.02
Washington...........      54      15,915,949.45       1.69      294,739.80        3.461         359          692       76.21
West Virginia........       1         195,624.00       0.02      195,624.00        2.500         360          712       82.54
Wisconsin............      13       2,973,025.15       0.31      228,694.24        2.074         360          698       79.01
Wyoming..............       1         399,200.00       0.04      399,200.00        1.000         360          805       80.00
                        -----    ---------------     ------
   Total.............   2,608    $943,949,345.69     100.00%
                        =====    ===============     ======

(1) As of the cut-off date, no more than approximately 0.440% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                    WEIGHTED     WEIGHTED     WEIGHTED   WEIGHTED
                                                                                     AVERAGE      AVERAGE      AVERAGE   AVERAGE
                          NUMBER OF      AGGREGATE       % OF          AVERAGE       CURRENT  REMAINING TERM    FICO     ORIGINAL
RANGE OF ORIGINAL         MORTGAGE   PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE    TO MATURITY    CREDIT  LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)    LOANS       OUTSTANDING       LOANS    OUTSTANDING ($)  RATE (%)     (MONTHS)       SCORE   RATIO (%)
------------------------    -----       -----------       -----    ---------------  --------     --------       -----   ---------
50.00 or Less...........      70    $ 21,727,981.83        2.30%     310,399.74       2.646        360           696      42.08
50.01 - 55.00...........      45      16,276,776.00        1.72      361,706.13       2.525        360           698      53.18
55.01 - 60.00...........      67      25,164,005.09        2.67      375,582.17       2.568        360           704      58.28
60.01 - 65.00...........     105      37,801,280.57        4.00      360,012.20       2.351        360           682      63.26
65.01 - 70.00...........     294     109,871,603.87       11.64      373,712.94       2.686        360           694      68.87
70.01 - 75.00...........     400     166,746,296.53       17.66      416,865.74       3.059        360           692      74.04
75.01 - 80.00...........   1,424     513,714,367.12       54.42      360,754.47       2.748        360           692      79.56
80.01 - 85.00...........      54      14,785,528.19        1.57      273,806.08       3.980        360           684      84.02
85.01 - 90.00...........     121      29,961,882.27        3.17      247,618.86       5.968        358           698      89.45
90.01 - 95.00...........      28       7,899,624.22        0.84      282,129.44       5.221        359           717      94.46
                           -----    ---------------      ------
   Total................   2,608    $943,949,345.69      100.00%
                           =====    ===============      ======

(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.31%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                            CURRENT MORTGAGE RATES(1)

                                                                                             WEIGHTED      WEIGHTED      WEIGHTED
                                                                                              AVERAGE      AVERAGE        AVERAGE
                       NUMBER OF       AGGREGATE           % OF            AVERAGE        REMAINING TERM   FICO          ORIGINAL
CURRENT MORTGAGE RATE  MORTGAGE    PRINCIPAL BALANCE      MORTGAGE    PRINCIPAL BALANCE     TO MATURITY    CREDIT      LOAN-TO-VALUE
(%)                      LOANS        OUTSTANDING           LOANS      OUTSTANDING ($)       (MONTHS)       SCORE        RATIO (%)
---                      -----        -----------           -----      ---------------       --------       -----        ---------
1.000................     579       $243,508,930.00         25.80%       420,568.10            360           701          71.65
1.375................      14          5,983,050.00          0.63        427,360.71            360           708          73.87
1.500................     729        276,208,789.12         29.26        378,887.23            360           689          76.01
1.625................       2            396,000.00          0.04        198,000.00            360           733          68.52
1.750................      23          7,783,961.20          0.82        338,433.10            360           696          74.35
2.000................     195         59,174,006.00          6.27        303,456.44            360           649          76.99
2.125................       1            161,600.00          0.02        161,600.00            360           671          80.00
2.235................       1            284,750.00          0.03        284,750.00            360           701          85.00
2.250................      15          3,946,600.00          0.42        263,106.67            360           692          75.40
2.290................       1            245,500.00          0.03        245,500.00            360           708          83.22
2.365................       2            657,000.00          0.07        328,500.00            360           715          90.52
2.405................       1            527,000.00          0.06        527,000.00            360           670          85.00
2.485................       2            930,500.00          0.10        465,250.00            360           720          82.89
2.500................     177         51,692,794.19          5.48        292,049.68            360           711          79.41
2.505................       1            185,300.00          0.02        185,300.00            360           699          85.00
2.540................       1            140,000.00          0.01        140,000.00            360           637          84.85
2.555................       1            130,500.00          0.01        130,500.00            360           667          90.00
2.665................       2            474,900.00          0.05        237,450.00            360           675          84.81
2.680................       1            205,200.00          0.02        205,200.00            360           787          90.00
2.750................      12          4,925,000.00          0.52        410,416.67            360           652          77.66
2.780................       1            400,000.00          0.04        400,000.00            360           732          84.21
2.855................       2            617,500.00          0.07        308,750.00            360           708          87.03
2.875................       3            730,800.00          0.08        243,600.00            360           727          90.00
2.940................       3            650,250.00          0.07        216,750.00            360           673          90.00
3.000................      52         11,975,512.00          1.27        230,298.31            360           696          79.77
3.010................       1            140,250.00          0.01        140,250.00            360           716          85.00
3.030................       4          1,348,750.00          0.14        337,187.50            360           666          84.93
3.055................       1            349,000.00          0.04        349,000.00            360           740          86.17
3.115................       1            323,000.00          0.03        323,000.00            360           731          95.00
3.130................       1            180,500.00          0.02        180,500.00            360           698          95.00
3.140................       1            195,500.00          0.02        195,500.00            360           683          85.00
3.205................       2            528,074.00          0.06        264,037.00            360           741          95.00
3.250................      12          2,428,335.92          0.26        202,361.33            360           716          81.64
3.295................       1            130,000.00          0.01        130,000.00            360           648          83.33

                                                                                             WEIGHTED      WEIGHTED      WEIGHTED
                                                                                              AVERAGE      AVERAGE        AVERAGE
                       NUMBER OF       AGGREGATE           % OF            AVERAGE        REMAINING TERM   FICO          ORIGINAL
CURRENT MORTGAGE RATE  MORTGAGE    PRINCIPAL BALANCE      MORTGAGE    PRINCIPAL BALANCE     TO MATURITY    CREDIT      LOAN-TO-VALUE
(%)                      LOANS        OUTSTANDING           LOANS      OUTSTANDING ($)       (MONTHS)       SCORE        RATIO (%)
---                      -----        -----------           -----      ---------------       --------       -----        ---------
3.365................       1            378,000.00          0.04        378,000.00            360           713          93.33
3.500................       7          1,955,240.00          0.21        279,320.00            360           649          78.50
3.540................       1            194,000.00          0.02        194,000.00            360           642          82.55
3.555................       2            419,500.00          0.04        209,750.00            360           650          89.64
3.595................       1            204,824.00          0.02        204,824.00            360           680          95.00
3.750................      10          2,788,328.69          0.30        278,832.87            360           688          78.89
4.000................       1            166,500.00          0.02        166,500.00            360           672          90.00
4.075................       1            251,750.00          0.03        251,750.00            360           637          95.00
4.250................       3            286,750.00          0.03         95,583.33            360           684          84.42
4.750................       1            109,752.97          0.01        109,752.97            357           693          80.00
5.375................       1            395,056.31          0.04        395,056.31            359           740          80.00
5.500................       1          1,152,247.56          0.12      1,152,247.56            359           713          70.00
5.625................       7          3,162,788.38          0.34        451,826.91            359           721          73.37
5.750................       5          2,010,815.00          0.21        402,163.00            358           719          66.98
5.865................       1            243,491.69          0.03        243,491.69            355           790          90.00
5.875................      12          4,366,065.92          0.46        363,838.83            358           706          72.56
5.900................       1            301,522.39          0.03        301,522.39            356           707          89.85
5.930................       1            108,170.17          0.01        108,170.17            356           634          90.00
5.990................       1            150,659.62          0.02        150,659.62            356           653          88.88
6.000................      34         12,694,409.63          1.34        373,364.99            359           696          73.27
6.040................       3            518,961.22          0.05        172,987.07            357           736          89.21
6.125................      13          4,880,227.39          0.52        375,402.11            358           696          72.18
6.165................       1            338,185.99          0.04        338,185.99            356           658          88.82
6.180................       2            390,824.98          0.04        195,412.49            356           736          90.00
6.205................       1            193,746.11          0.02        193,746.11            357           694          90.00
6.215................       1            224,894.13          0.02        224,894.13            358           650          90.00
6.225................       1            396,421.00          0.04        396,421.00            357           741          90.00
6.235................       2            299,950.77          0.03        149,975.39            356           765          90.00
6.250................     149         54,897,094.79          5.82        368,436.88            358           700          72.65
6.275................       2            510,629.82          0.05        255,314.91            357           715          89.48
6.290................       1            143,267.68          0.02        143,267.68            356           644          89.38
6.300................       1            111,294.72          0.01        111,294.72            356           692          90.00
6.305................       1            179,641.16          0.02        179,641.16            356           771          90.00
6.375................      65         23,284,375.87          2.47        358,221.17            359           685          74.15
6.390................       1            126,670.47          0.01        126,670.47            354           651          90.00

                                                                                             WEIGHTED      WEIGHTED      WEIGHTED
                                                                                              AVERAGE      AVERAGE        AVERAGE
                       NUMBER OF       AGGREGATE           % OF            AVERAGE        REMAINING TERM   FICO          ORIGINAL
CURRENT MORTGAGE RATE  MORTGAGE    PRINCIPAL BALANCE      MORTGAGE    PRINCIPAL BALANCE     TO MATURITY    CREDIT      LOAN-TO-VALUE
(%)                      LOANS        OUTSTANDING           LOANS      OUTSTANDING ($)       (MONTHS)       SCORE        RATIO (%)
---                      -----        -----------           -----      ---------------       --------       -----        ---------
6.400................       1            206,050.26          0.02        206,050.26            356           706          87.45
6.415................       6          1,748,983.66          0.19        291,497.28            356           696          92.46
6.425................       1            143,822.21          0.02        143,822.21            355           658          90.00
6.430................       3            631,687.87          0.07        210,562.62            357           700          89.75
6.450................       1            293,024.57          0.03        293,024.57            357           766          90.00
6.475................       1            359,971.60          0.04        359,971.60            358           702          90.00
6.490................       1            215,743.53          0.02        215,743.53            356           741          90.00
6.500................      91         34,872,001.05          3.69        383,208.80            359           697          77.32
6.505................       1            157,126.58          0.02        157,126.58            357           784          90.00
6.555................       4            686,328.64          0.07        171,582.16            356           663          89.05
6.565................       2            528,934.37          0.06        264,467.19            358           742          90.00
6.590................       2            704,586.57          0.07        352,293.29            358           634          90.00
6.600................       1            177,101.07          0.02        177,101.07            356           742          90.00
6.610................       1            287,113.14          0.03        287,113.14            357           791          90.00
6.615................       1            215,309.58          0.02        215,309.58            359           707          94.96
6.625................      59         21,996,067.24          2.33        372,814.70            358           689          76.55
6.640................       2            887,838.34          0.09        443,919.17            358           673          87.87
6.655................       1            283,003.00          0.03        283,003.00            359           689          84.88
6.680................       3            710,947.38          0.08        236,982.46            356           677          89.20
6.735................       1            374,983.40          0.04        374,983.40            359           736          85.00
6.740................       1            277,875.19          0.03        277,875.19            359           704          94.97
6.750................     135         47,717,276.96          5.06        353,461.31            359           685          76.36
6.805................       1            369,742.90          0.04        369,742.90            357           707          90.00
6.870................       1            369,063.52          0.04        369,063.52            358           664          90.00
6.875................      77         25,832,888.04          2.74        335,492.05            359           696          76.26
6.905................       1            400,341.67          0.04        400,341.67            357           669          85.00
6.965................       1            305,768.03          0.03        305,768.03            359           689          86.27
7.000................       6          1,866,743.05          0.20        311,123.84            358           749          78.20
7.055................       1            284,898.01          0.03        284,898.01            359           642          90.00
7.090................       1            399,423.67          0.04        399,423.67            359           634          86.02
7.110................       1            265,132.21          0.03        265,132.21            359           787          90.00
7.125................       9          2,492,291.96          0.26        276,921.33            358           676          77.74
7.250................       2            836,603.66          0.09        418,301.83            355           688          75.85
7.265................       1            193,221.20          0.02        193,221.20            359           650          90.00
7.270................       1            382,397.24          0.04        382,397.24            359           703          83.26

                                                                                             WEIGHTED      WEIGHTED      WEIGHTED
                                                                                              AVERAGE      AVERAGE        AVERAGE
                       NUMBER OF       AGGREGATE           % OF            AVERAGE        REMAINING TERM   FICO          ORIGINAL
CURRENT MORTGAGE RATE  MORTGAGE    PRINCIPAL BALANCE      MORTGAGE    PRINCIPAL BALANCE     TO MATURITY    CREDIT      LOAN-TO-VALUE
(%)                      LOANS        OUTSTANDING           LOANS      OUTSTANDING ($)       (MONTHS)       SCORE        RATIO (%)
---                      -----        -----------           -----      ---------------       --------       -----        ---------
7.290................       1            129,223.06          0.01        129,223.06            359           677          84.61
7.305................       1            271,417.03          0.03        271,417.03            359           645          90.00
7.420................       1            364,973.38          0.04        364,973.38            359           647          85.00
7.490................       2            314,529.99          0.03        157,265.00            359           691          90.00
                        -----       ---------------        ------
   Total.............   2,608       $943,949,345.69        100.00%
                        =====       ===============        ======

(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans (as so adjusted) is expected to be approximately 2.891% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans is expected to be approximately 2.911% per annum.

                          TYPES OF MORTGAGED PROPERTIES

                                                                                  WEIGHTED     WEIGHTED     WEIGHTED    WEIGHTED
                                                                                   AVERAGE      AVERAGE      AVERAGE    AVERAGE
                          NUMBER OF      AGGREGATE      % OF         AVERAGE       CURRENT  REMAINING TERM    FICO      ORIGINAL
                          MORTGAGE   PRINCIPAL BALANCE MORTGAGE PRINCIPAL BALANCE MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
PROPERTY TYPE               LOANS       OUTSTANDING      LOANS   OUTSTANDING ($)  RATE (%)     (MONTHS)       SCORE    RATIO (%)
-------------               -----       -----------      -----   ---------------  --------     --------       -----    ---------
 2 to 4 Family Residence.    313    $118,709,942.67     12.58%      379,264.99      3.133        360           710       74.34
 Condominium Hotel.......      8       1,141,890.81      0.12       142,736.35      2.479        360           757       65.98
 Cooperative.............      2       2,165,600.00      0.23     1,082,800.00      2.585        360           653       80.00
 High-rise Condominium...     29      13,152,258.17      1.39       453,526.14      2.924        359           683       76.46
 Low-rise Condominium....    206      55,885,715.27      5.92       271,289.88      2.930        360           696       77.87
 Planned Unit Development    506     184,136,650.71     19.51       363,906.42      2.839        360           693       75.93
 Single Family Residence.  1,544     568,757,288.06     60.25       368,366.12      2.888        360           689       75.04
                           -----    ---------------    ------
   Total.................  2,608    $943,949,345.69    100.00%
                           =====    ===============    ======

                                  LOAN PURPOSE

                                                                                                 WEIGHTED               WEIGHTED
                                                                         AVERAGE     WEIGHTED    AVERAGE    WEIGHTED     AVERAGE
                                                                        PRINCIPAL     AVERAGE   REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF       AGGREGATE         % OF       BALANCE      CURRENT     TERM TO     FICO      LOAN-TO-
                            MORTGAGE    PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT    VALUE RATIO
LOAN PURPOSE                  LOANS        OUTSTANDING        LOANS        ($)       RATE (%)    (MONTHS)    SCORE          (%)
---------------------       ---------   -----------------   --------   -----------   --------   ---------   --------   -----------
Refinance (cash-out)....      1,442      $ 518,889,153.02     54.97%    359,839.91    3.037        360        689         73.50
Purchase................        731        268,415,725.52     28.44     367,189.77    2.839        360        704         78.26
Refinance (rate/term)...        435        156,644,467.15     16.59     360,102.22    2.620        360        684         76.28
                              -----      ----------------    ------
  Total.................      2,608      $ 943,949,345.69    100.00%
                              =====      ================    ======


                               OCCUPANCY TYPES(1)


                                                                                                WEIGHTED                WEIGHTED
                                                                         AVERAGE     WEIGHTED   AVERAGE     WEIGHTED     AVERAGE
                                                                        PRINCIPAL     AVERAGE   REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF       AGGREGATE         % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
                            MORTGAGE    PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT    VALUE RATIO
OCCUPANCY TYPE                LOANS        OUTSTANDING        LOANS        ($)       RATE (%)    (MONTHS)    SCORE         (%)
---------------------       ---------   -----------------   --------   -----------   --------   ---------   --------   -----------
Investment Property.....        497      $ 142,690,058.08     15.12%    287,102.73    3.377        360        711         74.36
Primary Residence.......      2,014        762,806,266.81     80.81     378,751.87    2.847        360        688         75.51
Secondary Residence.....         97         38,453,020.80      4.07     396,422.89    2.450        360        704         74.84
                              -----      ----------------    ------
  Total.................      2,608      $ 943,949,345.69    100.00%
                              =====      ================    ======

-----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)


                                                                                                            WEIGHTED
                                                                         AVERAGE     WEIGHTED   WEIGHTED     AVERAGE
                                                                        PRINCIPAL     AVERAGE    AVERAGE    ORIGINAL
                            NUMBER OF       AGGREGATE         % OF       BALANCE      CURRENT     FICO      LOAN-TO-
REMAINING TERM              MORTGAGE    PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MORTGAGE    CREDIT    VALUE RATIO
TO MATURITY (MONTHS)         LOANS         OUTSTANDING       LOANS         ($)       RATE (%)    SCORE        (%)
---------------------       ---------   -----------------   --------   -----------   --------   ---------  -----------
360.....................      1,860      $ 681,301,622.00     72.18%    366,291.19     1.533       692        75.05
359.....................        474        170,738,906.37     18.09     360,208.66     6.466       692        74.35
358.....................        155         58,434,969.67      6.19     376,999.80     6.443       697        77.60
357.....................         64         20,028,676.33      2.12     312,948.07     6.640       697        81.31
356.....................         41          9,003,394.78      0.95     219,594.99     6.816       707        85.56
355.....................          7          2,335,724.96      0.25     333,674.99     6.274       700        70.35
354.....................          6          1,708,549.56      0.18     284,758.26     6.799       681        79.40
353.....................          1            397,502.02      0.04     397,502.02     6.250       642        75.81
                              -----      ----------------    ------
   Total................      2,608      $ 943,949,345.69    100.00%
                              =====      ================    ======

------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 360 months.

                             DOCUMENTATION PROGRAMS

                                                                                                WEIGHTED                 WEIGHTED
                                                                          AVERAGE    WEIGHTED    AVERAGE    WEIGHTED     AVERAGE
                                                                        PRINCIPAL     AVERAGE   REMAINING    AVERAGE     ORIGINAL
                            NUMBER OF       AGGREGATE        % OF        BALANCE      CURRENT    TERM TO      FICO       LOAN-TO-
                            MORTGAGE    PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT    VALUE RATIO
DOCUMENTATION PROGRAMS        LOANS        OUTSTANDING       LOANS         ($)       RATE (%)   (MONTHS)     SCORE         (%)
----------------------      ---------   -----------------   --------   -----------   --------   ---------   --------   -----------
CLUES Plus..............         16      $   4,051,376.90      0.43%    253,211.06    5.163        359         665        87.08
Full/Alternative........        529        151,964,418.61     16.10     287,267.33    3.386        359         681        76.39
Reduced.................      1,684        668,276,985.08     70.80     396,839.06    2.781        360         693        75.43
Stated Income/
 Stated Asset.......            379        119,656,565.10     12.68     315,716.53    2.960        359         703        72.89
                              -----      ----------------    ------
  Total.................      2,608      $ 943,949,345.69    100.00%
                              =====      ================    ======

                              FICO CREDIT SCORES(1)

                                                                                                WEIGHTED                 WEIGHTED
                                                                          AVERAGE    WEIGHTED    AVERAGE    WEIGHTED     AVERAGE
                                                                        PRINCIPAL     AVERAGE   REMAINING    AVERAGE     ORIGINAL
                            NUMBER OF       AGGREGATE        % OF        BALANCE      CURRENT    TERM TO      FICO       LOAN-TO-
RANGE OF                    MORTGAGE    PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT    VALUE RATIO
FICO CREDIT SCORES            LOANS        OUTSTANDING       LOANS         ($)       RATE (%)   (MONTHS)     SCORE         (%)
----------------------      ---------   -----------------   --------   -----------   --------   ---------   --------   -----------
541 - 560...............          1      $     500,000.00      0.05%    500,000.00    1.000        360         558        80.00
601 - 620...............         35          9,983,172.56      1.06     285,233.50    2.453        360         616        73.85
621 - 640...............        294         91,573,704.67      9.70     311,475.19    3.069        360         631        73.81
641 - 660...............        448        142,240,163.46     15.07     317,500.36    2.998        360         651        74.02
661 - 680...............        522        189,386,822.30     20.06     362,810.00    2.720        360         671        76.74
681 - 700...............        377        145,184,362.80     15.38     385,104.41    2.895        360         690        75.96
701 - 720...............        295        120,068,025.41     12.72     407,010.26    3.078        360         710        76.23
721 - 740...............        237         93,659,581.56      9.92     395,188.11    2.747        360         730        74.73
741 - 760...............        169         64,685,689.81      6.85     382,755.56    2.875        360         750        76.45
761 - 780...............        131         51,750,635.47      5.48     395,043.02    3.241        359         770        73.87
781 - 800...............         80         28,034,243.44      2.97     350,428.04    2.749        359         788        73.09
801 - 820...............         18          6,373,019.21      0.68     354,056.62    3.398        360         808        72.07
Not Available...........          1            509,925.00      0.05%    509,925.00    1.500        360         N/A        75.00
                              -----      ----------------    ------
   Total................      2,608      $ 943,949,345.69    100.00%
                              =====      ================    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 693.

                                GROSS MARGINS(1)

                                                                                          WEIGHTED
                                                                               WEIGHTED    AVERAGE    WEIGHTED     WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    REMAINING   AVERAGE      AVERAGE
                   NUMBER OF      PRINCIPAL        % OF         PRINCIPAL      CURRENT     TERM TO     FICO        ORIGINAL
                   MORTGAGE        BALANCE       MORTGAGE        BALANCE       MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
GROSS MARGIN (%)     LOANS       OUTSTANDING      LOANS      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------   ---------   ---------------   --------    ---------------   --------   ---------   --------   -------------
1.775...........           1   $  1,340,000.00       0.14%      1,340,000.00      1.000         360        719           54.69
1.900...........           2      1,023,000.00       0.11         511,500.00      1.000         360        677           66.57
1.975...........           2      2,876,000.00       0.30       1,438,000.00      1.341         360        755           73.18
2.050...........           4      1,712,556.31       0.18         428,139.08      2.331         360        716           74.30
2.125...........           1      1,152,247.56       0.12       1,152,247.56      5.500         359        713           70.00
2.275...........           2        852,000.00       0.09         426,000.00      1.387         360        694           80.00
2.350...........          14      6,097,988.38       0.65         435,570.60      3.460         359        709           72.13
2.425...........          14      6,930,815.00       0.73         495,058.21      2.437         359        707           67.54
2.500...........          17      6,846,454.25       0.73         402,732.60      2.399         360        720           72.63
2.575...........          18      7,763,121.67       0.82         431,284.54      2.891         359        712           73.22
2.625...........           2        806,665.49       0.09         403,332.75      4.847         359        655           51.34
2.650...........          38     15,290,137.43       1.62         402,372.04      2.538         360        705           74.55
2.663...........           1        315,246.95       0.03         315,246.95      6.000         359        645           80.00
2.675...........           1        254,218.03       0.03         254,218.03      6.000         358        627           80.00
2.725...........          53     20,898,513.73       2.21         394,311.58      2.869         360        713           74.60
2.750...........           1        312,000.00       0.03         312,000.00      1.750         360        656           80.00
2.800...........          59     27,887,857.42       2.95         472,675.55      2.046         360        718           73.36
2.825...........           1        135,745.97       0.01         135,745.97      6.125         359        666           85.00
2.850...........           2        563,400.00       0.06         281,700.00      1.750         360        752           79.99
2.865...........           1        239,428.07       0.03         239,428.07      6.250         359        646           79.73
2.875...........         148     58,312,402.85       6.18         394,002.72      2.668         360        706           71.26
2.900...........           2        559,419.80       0.06         279,709.90      6.250         354        683           69.76
2.925...........           1        388,000.00       0.04         388,000.00      1.000         360        781           80.00
2.950...........         224     91,442,409.07       9.69         408,225.04      3.235         359        702           71.80
3.000...........           4      1,187,932.00       0.13         296,983.00      1.246         360        734           72.47
3.025...........           2        449,588.09       0.05         224,794.05      6.375         358        724           77.89
3.075...........         242     88,613,125.66       9.39         366,169.94      2.529         360        697           73.44
3.100...........           3      1,236,220.18       0.13         412,073.39      5.053         358        653           73.40
3.125...........           1        330,000.00       0.03         330,000.00      1.000         360        641           51.16
3.150...........           9      3,395,091.00       0.36         377,232.33      1.645         360        673           73.77
3.175...........           2        747,636.33       0.08         373,818.17      6.500         358        673           71.52
3.200...........         258    100,556,892.23      10.65         389,755.40      3.110         359        694           75.62

                                                                                          WEIGHTED
                                                                               WEIGHTED    AVERAGE    WEIGHTED     WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    REMAINING   AVERAGE      AVERAGE
                   NUMBER OF      PRINCIPAL        % OF         PRINCIPAL      CURRENT     TERM TO     FICO        ORIGINAL
                   MORTGAGE        BALANCE       MORTGAGE        BALANCE       MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
GROSS MARGIN (%)     LOANS       OUTSTANDING      LOANS      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------   ---------   ---------------   --------    ---------------   --------   ---------   --------   -------------
3.225...........           4      1,286,700.42       0.14         321,675.11      1.750         360        672           70.52
3.250...........           6      3,836,879.10       0.41         639,479.85      4.426         359        710           74.82
3.275...........           2        568,906.89       0.06         284,453.45      4.954         359        713           67.35
3.300...........           6      2,346,408.46       0.25         391,068.08      2.733         360        702           75.45
3.325...........         266     96,182,516.04      10.19         361,588.41      2.486         360        690           76.61
3.350...........           2        779,121.71       0.08         389,560.86      3.887         359        660           74.96
3.375...........           6      1,754,244.78       0.19         292,374.13      3.849         359        683           78.57
3.400...........          14      5,071,687.43       0.54         362,263.39      3.050         359        700           77.86
3.450...........         487    169,703,740.31      17.98         348,467.64      2.985         360        684           76.50
3.475...........           2        475,349.17       0.05         237,674.59      6.750         358        663           84.54
3.500...........          17      5,322,225.93       0.56         313,072.11      6.453         358        694           77.32
3.525...........          10      2,241,776.91       0.24         224,177.69      2.410         360        686           76.66
3.550...........           1        179,641.16       0.02         179,641.16      6.875         356        771           90.00
3.575...........         498    159,784,845.27      16.93         320,853.10      2.548         360        676           76.74
3.600...........           7      1,846,453.79       0.20         263,779.11      5.133         358        690           81.12
3.625...........           1        206,050.26       0.02         206,050.26      7.000         356        706           87.45
3.700...........          10      2,513,083.41       0.27         251,308.34      6.403         358        735           81.69
3.725...........           5      1,492,190.76       0.16         298,438.15      3.606         360        691           75.65
3.750...........           1        389,704.24       0.04         389,704.24      7.125         358        735           78.31
3.775...........           3        855,303.00       0.09         285,101.00      5.118         360        720           91.65
3.820...........           1        160,865.73       0.02         160,865.73      7.125         359        683           75.00
3.825...........          19      5,235,300.56       0.55         275,542.13      6.297         358        693           83.45
3.850...........           6      1,487,524.77       0.16         247,920.80      3.681         359        716           83.04
3.875...........           3        644,706.27       0.07         214,902.09      7.250         357        740           87.20
3.900...........           2        478,324.57       0.05         239,162.29      5.555         358        740           88.06
3.925...........           1        299,500.00       0.03         299,500.00      3.625         360        692           89.40
3.950...........          12      3,718,590.24       0.39         309,882.52      4.988         357        700           81.76
3.975...........          10      2,387,737.00       0.25         238,773.70      2.895         360        686           80.60
4.000...........           2        586,793.54       0.06         293,396.77      7.375         357        681           93.08
4.075...........          10      2,882,081.66       0.31         288,208.17      5.571         358        696           88.98
4.100...........          20      6,548,036.17       0.69         327,401.81      3.026         360        684           77.49
4.125...........           1        129,223.06       0.01         129,223.06      7.500         359        677           84.61
4.200...........           7      2,128,423.54       0.23         304,060.51      5.751         359        683           87.89
4.250...........           1        215,309.58       0.02         215,309.58      7.625         359        707           94.96
4.325...........           4      1,079,698.01       0.11         269,924.50      4.680         360        708           87.23

                                                                                          WEIGHTED
                                                                               WEIGHTED    AVERAGE    WEIGHTED     WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    REMAINING   AVERAGE      AVERAGE
                   NUMBER OF      PRINCIPAL        % OF         PRINCIPAL      CURRENT     TERM TO     FICO        ORIGINAL
                   MORTGAGE        BALANCE       MORTGAGE        BALANCE       MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
GROSS MARGIN (%)     LOANS       OUTSTANDING      LOANS      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------   ---------   ---------------   --------    ---------------   --------   ---------   --------   -------------
4.350...........           1        317,000.00       0.03         317,000.00      3.500         360        666           84.99
4.400...........           1        204,824.00       0.02         204,824.00      4.375         360        680           95.00
4.450...........          11      3,318,972.35       0.35         301,724.76      6.374         359        666           87.29
4.575...........           9      2,456,185.06       0.26         272,909.45      4.618         360        688           89.27
4.700...........           4      1,016,191.00       0.11         254,047.75      5.877         360        720           92.48
4.825...........           2        515,250.00       0.05         257,625.00      3.750         360        676           90.00
4.900...........           1        193,221.20       0.02         193,221.20      8.250         359        644           90.00
4.950...........           1        399,423.67       0.04         399,423.67      8.250         359        634           86.02
5.075...........           1        193,221.20       0.02         193,221.20      8.375         359        650           90.00
                   ---------   ---------------   --------
  Total.........       2,608   $943,949,345.69     100.00%
                   =========   ===============   ========

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 3.244%.

                             MAXIMUM MORTGAGE RATES

                                                                                          WEIGHTED
                                                                               WEIGHTED    AVERAGE    WEIGHTED     WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    REMAINING   AVERAGE      AVERAGE
                   NUMBER OF      PRINCIPAL        % OF         PRINCIPAL      CURRENT     TERM TO     FICO        ORIGINAL
MAXIMUM MORTGAGE   MORTGAGE        BALANCE       MORTGAGE        BALANCE       MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
RATE (%)             LOANS       OUTSTANDING      LOANS      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------   ---------   ---------------   --------    ---------------   --------   ---------   --------   -------------
6.750...........           1   $    379,094.44       0.04%        379,094.44      6.750         359        697           80.00
9.450...........           1        618,516.67       0.07         618,516.67      6.750         359        668           77.50
9.950...........       2,585    936,635,684.68      99.23         362,334.89      2.901         360        693           75.27
9.990...........           1        250,000.00       0.03         250,000.00      1.500         360        690           71.02
10.825..........           2        875,500.00       0.09         437,750.00      2.875         360        674           85.00
10.950..........           6      1,938,423.08       0.21         323,070.51      5.074         359        677           79.59
11.075..........           3        637,799.11       0.07         212,599.70      4.728         360        726           90.00
11.450..........           5      1,592,477.71       0.17         318,495.54      3.657         360        666           79.21
11.950..........           2        656,250.00       0.07         328,125.00      2.700         360        672           75.00
12.450..........           1        239,200.00       0.03         239,200.00      2.500         360        752           80.00
13.700..........           1        126,400.00       0.01         126,400.00      2.875         360        665           84.27
                   ---------   ---------------   --------
  TOTAL.........       2,608   $943,949,345.69     100.00%
                   =========   ===============   ========

----------
(1) As of the cut off date, the weighted average maximum mortgage rate of the Mortgage Loans was approximately 9.957% per annum..

                          INITIAL RATE ADJUSTMENT DATES

                                                                                           WEIGHTED
                                                                                WEIGHTED    AVERAGE    WEIGHTED     WEIGHTED
                                   AGGREGATE                      AVERAGE       AVERAGE    REMAINING   AVERAGE      AVERAGE
                    NUMBER OF      PRINCIPAL        % OF         PRINCIPAL      CURRENT     TERM TO     FICO        ORIGINAL
INITIAL RATE        MORTGAGE        BALANCE       MORTGAGE        BALANCE       MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
ADJUSTMENT DATE       LOANS       OUTSTANDING      LOANS      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------    ---------   ---------------   --------    ---------------   --------   ---------   --------   -------------
July 1, 2005.....           4   $  1,101,679.21       0.12%        275,419.80      6.999         354        681           79.07
August 1, 2005...           8      2,733,226.98       0.29         341,653.37      6.270         355        691           71.15
September 1, 2005          43      9,610,265.13       1.02         223,494.54      6.792         356        706           85.21
October 1, 2005..          61     19,282,912.08       2.04         316,113.31      6.634         357        697           81.24
November 1, 2005.         153     57,729,411.88       6.12         377,316.42      6.506         358        698           77.57
December 1, 2005.         467    169,288,105.29      17.93         362,501.30      6.515         359        693           74.36
January 1, 2006..       1,648    609,052,494.79      64.52         369,570.69      1.504         360        693           74.97
February 1, 2006.         159     55,261,118.33       5.85         347,554.20      1.563         360        683           75.56
March 1, 2006....          58     18,041,932.00       1.91         311,067.79      2.444         360        684           76.35
April 1, 2006....           7      1,848,200.00       0.20         264,028.57      2.568         360        709           77.15
                    ---------   ---------------   --------
  Total..........       2,608   $943,949,345.69     100.00%
                    =========   ===============   ========

                            MINIMUM MORTGAGE RATES(1)

                                                                                          WEIGHTED
                                                                               WEIGHTED    AVERAGE    WEIGHTED     WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    REMAINING   AVERAGE      AVERAGE
                   NUMBER OF      PRINCIPAL        % OF         PRINCIPAL      CURRENT     TERM TO     FICO        ORIGINAL
MINIMUM MORTGAGE   MORTGAGE        BALANCE       MORTGAGE        BALANCE       MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
RATE (%)             LOANS       OUTSTANDING      LOANS      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------   ---------   ---------------   --------    ---------------   --------   ---------   --------   -------------
1.775...........           1     $1,340,000.00       0.14%      1,340,000.00      1.000         360        719           54.69
1.900...........           2      1,023,000.00       0.11         511,500.00      1.000         360        677           66.57
1.975...........           2      2,876,000.00       0.30       1,438,000.00      1.341         360        755           73.18
2.050...........           4      1,712,556.31       0.18         428,139.08      2.331         360        716           74.30
2.125...........           1      1,152,247.56       0.12       1,152,247.56      5.500         359        713           70.00
2.275...........           2        852,000.00       0.09         426,000.00      1.387         360        694           80.00
2.350...........          14      6,097,988.38       0.65         435,570.60      3.460         359        709           72.13
2.425...........          14      6,930,815.00       0.73         495,058.21      2.437         359        707           67.54
2.500...........          17      6,846,454.25       0.73         402,732.60      2.399         360        720           72.63
2.575...........          18      7,763,121.67       0.82         431,284.54      2.891         359        712           73.22
2.625...........           2        806,665.49       0.09         403,332.75      4.847         359        655           51.34

                                                                                          WEIGHTED
                                                                               WEIGHTED    AVERAGE    WEIGHTED     WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    REMAINING   AVERAGE      AVERAGE
                   NUMBER OF      PRINCIPAL        % OF         PRINCIPAL      CURRENT     TERM TO     FICO        ORIGINAL
MINIMUM MORTGAGE   MORTGAGE        BALANCE       MORTGAGE        BALANCE       MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
RATE (%)             LOANS       OUTSTANDING      LOANS      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------   ---------   ---------------   --------    ---------------   --------   ---------   --------   -------------
2.650...........          38     15,290,137.43       1.62         402,372.04      2.538         360        705           74.55
2.663...........           1        315,246.95       0.03         315,246.95      6.000         359        645           80.00
2.675...........           1        254,218.03       0.03         254,218.03      6.000         358        627           80.00
2.725...........          53     20,898,513.73       2.21         394,311.58      2.869         360        713           74.60
2.750...........           1        312,000.00       0.03         312,000.00      1.750         360        656           80.00
2.800...........          59     27,887,857.42       2.95         472,675.55      2.046         360        718           73.36
2.825...........           1        135,745.97       0.01         135,745.97      6.125         359        666           85.00
2.850...........           2        563,400.00       0.06         281,700.00      1.750         360        752           79.99
2.865...........           1        239,428.07       0.03         239,428.07      6.250         359        646           79.73
2.875...........         148     58,312,402.85       6.18         394,002.72      2.668         360        706           71.26
2.900...........           2        559,419.80       0.06         279,709.90      6.250         354        683           69.76
2.925...........           1        388,000.00       0.04         388,000.00      1.000         360        781           80.00
2.950...........         224     91,442,409.07       9.69         408,225.04      3.235         359        702           71.80
3.000...........           4      1,187,932.00       0.13         296,983.00      1.246         360        734           72.47
3.025...........           2        449,588.09       0.05         224,794.05      6.375         358        724           77.89
3.075...........         242     88,613,125.66       9.39         366,169.94      2.529         360        697           73.44
3.100...........           3      1,236,220.18       0.13         412,073.39      5.053         358        653           73.40
3.125...........           1        330,000.00       0.03         330,000.00      1.000         360        641           51.16
3.150...........           9      3,395,091.00       0.36         377,232.33      1.645         360        673           73.77
3.175...........           2        747,636.33       0.08         373,818.17      6.500         358        673           71.52
3.200...........         258    100,556,892.23      10.65         389,755.40      3.110         359        694           75.62
3.225...........           4      1,286,700.42       0.14         321,675.11      1.750         360        672           70.52
3.250...........           6      3,836,879.10       0.41         639,479.85      4.426         359        710           74.82
3.275...........           2        568,906.89       0.06         284,453.45      4.954         359        713           67.35
3.300...........           6      2,346,408.46       0.25         391,068.08      2.733         360        702           75.45
3.325...........         266     96,182,516.04      10.19         361,588.41      2.486         360        690           76.61
3.350...........           2        779,121.71       0.08         389,560.86      3.887         359        660           74.96
3.375...........           6      1,754,244.78       0.19         292,374.13      3.849         359        683           78.57
3.400...........          14      5,071,687.43       0.54         362,263.39      3.050         359        700           77.86
3.450...........         487    169,703,740.31      17.98         348,467.64      2.985         360        684           76.50
3.475...........           2        475,349.17       0.05         237,674.59      6.750         358        663           84.54
3.500...........          17      5,322,225.93       0.56         313,072.11      6.453         358        694           77.32
3.525...........          10      2,241,776.91       0.24         224,177.69      2.410         360        686           76.66
3.550...........           1        179,641.16       0.02         179,641.16      6.875         356        771           90.00
3.575...........         498    159,784,845.27      16.93         320,853.10      2.548         360        676           76.74

                                                                                          WEIGHTED
                                                                               WEIGHTED    AVERAGE    WEIGHTED     WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    REMAINING   AVERAGE      AVERAGE
                   NUMBER OF      PRINCIPAL        % OF         PRINCIPAL      CURRENT     TERM TO     FICO        ORIGINAL
MINIMUM MORTGAGE   MORTGAGE        BALANCE       MORTGAGE        BALANCE       MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
RATE (%)             LOANS       OUTSTANDING      LOANS      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------   ---------   ---------------   --------    ---------------   --------   ---------   --------   -------------
3.600...........           7      1,846,453.79       0.20         263,779.11      5.133         358        690           81.12
3.625...........           1        206,050.26       0.02         206,050.26      7.000         356        706           87.45
3.700...........          10      2,513,083.41       0.27         251,308.34      6.403         358        735           81.69
3.725...........           5      1,492,190.76       0.16         298,438.15      3.606         360        691           75.65
3.750...........           1        389,704.24       0.04         389,704.24      7.125         358        735           78.31
3.775...........           3        855,303.00       0.09         285,101.00      5.118         360        720           91.65
3.820...........           1        160,865.73       0.02         160,865.73      7.125         359        683           75.00
3.825...........          19      5,235,300.56       0.55         275,542.13      6.297         358        693           83.45
3.850...........           6      1,487,524.77       0.16         247,920.80      3.681         359        716           83.04
3.875...........           3        644,706.27       0.07         214,902.09      7.250         357        740           87.20
3.900...........           2        478,324.57       0.05         239,162.29      5.555         358        740           88.06
3.925...........           1        299,500.00       0.03         299,500.00      3.625         360        692           89.40
3.950...........          12      3,718,590.24       0.39         309,882.52      4.988         357        700           81.76
3.975...........          10      2,387,737.00       0.25         238,773.70      2.895         360        686           80.60
4.000...........           2        586,793.54       0.06         293,396.77      7.375         357        681           93.08
4.075...........          10      2,882,081.66       0.31         288,208.17      5.571         358        696           88.98
4.100...........          20      6,548,036.17       0.69         327,401.81      3.026         360        684           77.49
4.125...........           1        129,223.06       0.01         129,223.06      7.500         359        677           84.61
4.200...........           7      2,128,423.54       0.23         304,060.51      5.751         359        683           87.89
4.250...........           1        215,309.58       0.02         215,309.58      7.625         359        707           94.96
4.325...........           4      1,079,698.01       0.11         269,924.50      4.680         360        708           87.23
4.350...........           1        317,000.00       0.03         317,000.00      3.500         360        666           84.99
4.400...........           1        204,824.00       0.02         204,824.00      4.375         360        680           95.00
4.450...........          11      3,318,972.35       0.35         301,724.76      6.374         359        666           87.29
4.575...........           9      2,456,185.06       0.26         272,909.45      4.618         360        688           89.27
4.700...........           4      1,016,191.00       0.11         254,047.75      5.877         360        720           92.48
4.825...........           2        515,250.00       0.05         257,625.00      3.750         360        676           90.00
4.900...........           1        193,221.20       0.02         193,221.20      8.250         359        644           90.00
4.950...........           1        399,423.67       0.04         399,423.67      8.250         359        634           86.02
5.075...........           1        193,221.20       0.02         193,221.20      8.375         359        650           90.00
                   ---------   ---------------   --------
  Total.........       2,608   $943,949,345.69     100.00%
                   =========   ===============   ========

----------
(1) As of the cut off date, the weighted average minimum mortgage rate of the Mortgage Loans was approximately 3.244% per annum.

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                                                          WEIGHTED
                                                                               WEIGHTED    AVERAGE    WEIGHTED     WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    REMAINING   AVERAGE      AVERAGE
                   NUMBER OF      PRINCIPAL        % OF         PRINCIPAL      CURRENT     TERM TO     FICO        ORIGINAL
MAXIMUM NEGATIVE   MORTGAGE        BALANCE       MORTGAGE        BALANCE       MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
AMORTIZATION(%)      LOANS       OUTSTANDING      LOANS      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------   ---------   ---------------   --------    ---------------   --------   ---------   --------   -------------
110.............          61   $ 27,816,253.70       2.95%        456,004.16      2.023         360        700           73.64
115.............       2,547    916,133,091.99      97.05         359,691.05      2.938         360        692           75.36
                   ---------   ---------------   --------
  Total.........       2,608   $943,949,345.69     100.00%
                   =========   ===============   ========

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2005-81 will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2 and Class A-R Certificates (all of which are collectively referred to as "SENIOR CERTIFICATES"), the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (all of which are collectively referred to as "CLASS M CERTIFICATES"), the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (all of which are collectively referred to as "CLASS B CERTIFICATES," and the Class M Certificates and the Class B Certificates are collectively referred to as the "SUBORDINATED CERTIFICATES"). The Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus and are sometimes referred to in this free writing prospectus as the "PRIVATE CERTIFICATES." Their initial Class Certificate Balances are expected to be approximately $9,439,000 and $7,552,245, respectively, and the pass-through rates of the private certificates will be calculated as described in this free writing prospectus under " -- Interest" below. The classes of offered certificates will have the respective initial Class Certificate Balances or initial component notional amounts and pass-through rates described below. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances or initial notional amounts may vary in the aggregate by plus or minus 5%.

      The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of the class, reduced by the sum of

      - all amounts previously distributed to holders of certificates of the class as payments of principal, and

      -     the amount of Realized Losses allocated to the class,

and, increased by

      - the amount of Net Deferred Interest (as defined in this free writing prospectus) incurred by the Mortgage Loans and allocated to such class of certificates, as described in this free writing prospectus under "Description of the Certificates -- Interest";

provided, however, that the Class Certificate Balance or Component Principal Balance of each class of certificates or components to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority (from highest to lowest), by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any class of certificates or component, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance or Component Principal Balance of such class of certificates or component; provided, further, that to the extent a Realized Loss was covered under the Class A-3 Policy, then Ambac Assurance Corporation's subrogation rights with respect to Subsequent Recoveries may entitle them to receipt of cash distributed to the Class A-3 Certificates instead of the Class A-3 Certificates. See "Credit Enhancement -- The Financial Guaranty Insurance Policy" in this free writing prospectus and "Application of Liquidation Proceeds" in the prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of payment will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Net Deferred Interest and Realized Losses on any Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period). The Notional Amount Components do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

      The senior certificates will have an initial aggregate principal balance of approximately $844,834,100, and will evidence in the aggregate an initial beneficial ownership interest of approximately 89.50% in the trust fund. The subordinated certificates will each evidence the initial beneficial ownership interest in the trust fund set forth below:

                                                          INITIAL BENEFICIAL
             CLASS OF SUBORDINATED CERTIFICATES           OWNERSHIP INTEREST
             ----------------------------------           ------------------
             Class M-1............................              2.05%
             Class M-2............................              1.75%
             Class M-3............................              1.00%
             Class M-4............................              0.90%
             Class M-5............................              0.85%
             Class B-1............................              0.95%
             Class B-2............................              0.80%
             Class B-3............................              0.40%
             Class B-4............................              1.00%
             Class B-5............................              0.80%

      The Class A-R Certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

COMPONENT CLASS

      Solely for purposes of calculating distributions of principal and interest and allocation of Realized Losses and Deferred Interest on the Mortgage Loans, each class of Class X Certificates will be made up of three components having the designations, initial Component Principal Balances, initial Component Notional Amounts and initial pass-through rates set forth below.


CLASS OF CLASS X                                                     INITIAL COMPONENT  INITIAL COMPONENT  INITIAL PASS-THROUGH
CERTIFICATES               COMPONENT DESIGNATION                     PRINCIPAL BALANCE   NOTIONAL AMOUNT           RATE
------------               ---------------------                     -----------------   ---------------           ----
Class X-1 Certificates     Class X-1 IO Component..................         N/A           $743,949,245           0.00000%
                           Class X-1 PO Component..................         $0                 N/A               2.50665%
                           Class X-1 P Component...................         N/A                N/A                 N/A

Class X-2 Certificates     Class X-2 IO Component..................         N/A           $200,000,000           0.00000%
                           Class X-2 PO Component..................         $0                 N/A               2.50665%
                           Class X-2 P Component...................         N/A                N/A                 N/A

      The initial Component Notional Amount set forth in the preceding table is subject to the permitted variance described in this free writing prospectus.

      Each Class X IO Component is referred to as a "NOTIONAL AMOUNT Component." A Notional Amount Component will not have a Component Principal Balance but will bear interest on their respective outstanding Component Notional Amount.

      The "COMPONENT NOTIONAL AMOUNT" of the Class X-1 IO Component for the interest accrual period related to each Distribution Date will be equal to the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date.

      The "COMPONENT NOTIONAL AMOUNT" of the Class X-2 IO Component for the interest accrual period related to each Distribution Date will be equal to the Class Certificate Balance of the Class A-4 Certificates immediately prior to such Distribution Date.

      Each Class X PO Component will have a "COMPONENT PRINCIPAL BALANCE" (initially, equal to zero) that will increase depending on the amount of Net Deferred Interest on the Mortgage Loans that is allocated to the related Class X IO Component. The Component Principal Balance of a Class X PO Component will be reduced by all amounts actually distributed as principal of such component and all Realized Losses applied in reduction of principal of such component on all prior Distribution Dates and will also be increased due to the receipt of Subsequent Recoveries as described under "-- General" above.

      The Class X-1 P Component and Class X-2 P Component are entitled 78.81242% and 21.18758%, respectively, of the prepayment charges collected on the Mortgage Loans.

      The Class Certificate Balance, if any, of a Class X Certificate for any Distribution Date will equal the Component Principal Balance of the corresponding Class X PO Component immediately prior to that Distribution Date.

      The components comprising the Class X Certificates will not be separately transferable from such class of certificates.

BOOK-ENTRY CERTIFICATES

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that equal the aggregate initial Class Certificate Balance of each class of certificates and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof in the case of LIBOR Certificates and the MTA Certificates, and Component Notional Amounts of $100,000 and integral multiples of $1,000 in excess thereof, in the case of Class X Certificates. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

      The LIBOR Certificates will bear interest during the initial interest accrual period at the applicable initial pass-through rates set forth in the table under " -- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under " -- Interest" below.

      LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date, the Trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR

Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Certificates -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the next interest accrual period will be 4.380%.

DETERMINATION OF ONE-YEAR MTA

      One-Year MTA is a per annum rate equal to the twelve-month moving average monthly yield on United Stated Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)". The One-Year MTA used for each interest accrual period will be the most recent One-Year MTA figure available as of fifteen days prior to the commencement of that interest accrual period (a "ONE-YEAR MTA DETERMINATION DATE").

      If One-Year MTA is no longer available, the calculation agent will choose a new index for the MTA Certificates that is based on comparable information. When the calculation agent chooses a new index for the MTA Certificates, it will increase or decrease the Pass-Through Margin by the difference between the average One-Year MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The Pass-Through Margin will be increased by that difference if the average One-Year MTA is greater than the average replacement index, and the Pass-Through Margin will be decreased by that difference if the replacement index is greater than the average One-Year MTA.

      If on the initial One-Year MTA Determination Date, the Calculation Agent is required but unable to determine One-Year MTA as provided above, One-Year MTA for the next interest accrual period will be 3.326%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The certificate account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit the Available Funds in an account established and maintained with the Trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT"). The holders of the Class X Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates.

DISTRIBUTIONS

      Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "RECORD DATE" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the Trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date from Available Funds for such Distribution Date. Distributions on the subordinated certificates will be based on any remaining Available Funds for such Distribution Date, after giving effect to distributions on the senior certificates in the following amounts and order of priority:

      - from amounts available to payment to the insurer of the monthly premium for the Class A-3 Policy;

      - to interest on the classes of senior certificates and components, pro rata; provided, however, that any distribution of interest to which the Class X-1 IO Component is otherwise entitled (after allocation of Net Deferred Interest) will first be deposited into the Carryover Shortfall Reserve Fund (as defined below) and will not be distributed to the Class X-1 Certificates except as described below;

      - to principal of the classes of senior certificates and components then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      - to payment to the insurer the amount of all payments made by the insurer pursuant to the Class A-3 Policy which have not been previously repaid;

      - to interest on and then principal of each other class of subordinated certificates, in the order of their payment priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus;

      - from amounts on deposit in the Carryover Shortfall Reserve Fund, as described below under "Description of the Certificates -- Carryover Shortfall Reserve Fund;" and

      -     from any remaining available amounts, to the Class A-R Certificates.

      "AVAILABLE FUNDS" for any Distribution Date will be equal to the sum of:

      - all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to deferred interest on the Mortgage Loans) and principal due on the Mortgage Loans in the related Due Period and received before the related Determination Date, together with any advances with respect to them;

      - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans;

      - all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with interest paid in connection with the prepayment, other than certain excess amounts, and the Compensating Interest;

      - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by a seller or the master servicer as of the Distribution Date; and

      - with respect to the Class A-3 Certificates only, any payments made by the insurer under the Class A-3 Policy;

      minus

      - other than with respect of the last bullet point above, amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      The classes of certificates will have the respective pass-through rates described below (each, a "PASS-THROUGH RATE").

      The pass-through rate for each class of LIBOR Certificates for any interest accrual period will be a per annum rate equal to the lesser of (x) LIBOR plus the applicable Pass-Through Margin (as set forth below) for such class and (y) the related Net Rate Cap.

      The "PASS-THROUGH MARGINS" and the expected initial pass-through rates for the LIBOR Certificates are as set forth in the following table:

                                  PASS-THROUGH MARGIN (%)      EXPECTED INITIAL PASS-
      CLASS OF CERTIFICATES         (1)            (2)          THROUGH RATE (%) (3)
      ---------------------         ---            ---          --------------------
    Class A-1.................     0.280          0.560               4.660
    Class A-2.................     0.350          0.700               4.730
    Class A-3.................     0.340          0.680               4.720
    Class M-1.................     0.700          1.050               5.080
    Class M-2.................     0.750          1.125               5.130
    Class M-3.................     0.800          1.200               5.180
    Class M-4.................     1.300          1.950               5.680
    Class M-5.................     1.400          2.100               5.780
    Class B-1.................     1.500          2.250               5.880
    Class B-2.................     1.500          2.250               5.880
    Class B-3.................     1.500          2.250               5.880
    Class B-4.................     1.500          2.250               5.880
    Class B-5.................     1.500          2.250               5.880

      ----------
      (1) For each interest accrual period occurring on or prior to the first possible Optional Termination Date.

      (2) For each interest accrual period occurring after the first possible Optional Termination Date.

      (3)   Without giving effect to the Net Rate Cap.

      The "OPTIONAL TERMINATION DATE" will be the date on which the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      The "CARRYOVER SHORTFALL AMOUNT" for any Distribution Date and each class of LIBOR Certificates will equal the excess, if any, of (i) the amount of interest such class of certificates would have been entitled to receive on such Distribution Date had such pass-through rate not been subject to the Net Rate Cap, over (ii) the amount of interest such class of certificates received on such Distribution Date based on the Net Rate Cap (in each case, prior to the reduction for Net Deferred Interest and for Net Interest Shortfalls), together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then pass-through rate on such class of certificates, without giving effect to the Net Rate Cap). Any Carryover Shortfall Amount on a class of LIBOR Certificates will be paid on that Distribution Date or on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund as described in this free writing prospectus under "-- Carryover Shortfall Reserve Fund."

      With respect to any Distribution Date, the "ADJUSTED NET MORTGAGE RATE" for each Mortgage Loan and any Distribution Date is the Mortgage Rate thereof (as of the first day of the related Due Period) less the Master Servicing Fee Rate, the trustee fee rate as provided in the pooling and servicing agreement and any lender paid mortgage insurance premiums for such Mortgage Loan (expressed as a per annum percentage of its Stated Principal Balance). The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any Distribution Date means the average of the Adjusted Net Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date). The "NET RATE CAP" for the following classes of certificates and Distribution Date is:

      - with respect to any class of LIBOR Certificates (other than the Class A-3 Certificates), the Weighted Average Adjusted Net Mortgage Rate, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for that interest accrual period;

      - with respect to the Class A-3 Certificates, the Weighted Average Adjusted Net Mortgage Rate, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for that interest accrual period) minus 0.10%, and

      - with respect to the Class A-4 Certificates, the Weighted Average Adjusted Net Mortgage Rate.

      The pass-through rate for the Class A-R Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 2.50665% per annum.

      The pass-through rate for the Class A-4 Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the lesser of (i) one-year MTA plus 2.10% and (ii) the related Net Rate Cap. The pass-through rate for the Class A-4 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.426% per annum.

      Each class of the Class X Certificates will be entitled to receive with respect to the interest accrual period related to each Distribution Date the sum of the interest accrued on its Class X IO and Class X PO Components (based upon the Component Notional Amount, in the case of each Class X IO Component, and upon the Component Principal Balance, in the case of each Class X PO Component) at their respective pass-through rates for that Distribution Date.

      The pass-through rate for the Class X-1 IO Component for the interest accrual period related to each Distribution Date will be equal to the excess, if any, of (x) the Weighted Average Adjusted Net Mortgage Rate over (y) the weighted average of the pass-through rates of the LIBOR Certificates (in the case of the Class A-3 Certificates, 0.10% is added to the pass-through rate) multiplied by a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 30.

      The pass-through rate for the Class X-2 IO Component for the interest accrual period related to each Distribution Date will be equal to the excess, if any, of the Weighted Average Adjusted Net Mortgage Rate over the pass-through rate of the Class A-4 Certificates for that interest accrual period.

      All amounts in respect of interest otherwise payable to the Class X IO Components of the Class X-1 Certificates on any Distribution Date will be first deposited in the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amount to the Classes of LIBOR Certificates in the manner and priority set forth in this free writing prospectus under "-- Carryover Shortfall Reserve Fund," and then will be distributed to the Class X-1 Certificates.

      The pass-through rate for each Class X PO Component for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate. Although the pass-through rate of each Class X PO Component for the initial interest accrual period is expected to be the per annum rate set forth in the table under "Description of the Certificates -- Component Classes" of this free writing prospectus, its Component Principal Balance will be equal to zero. The Class X PO Components will not be entitled to receive any distributions of interest on any Distribution Date with respect to which their respective Component Principal Balances are zero.

      Interest will accrue at the rate described in this free writing prospectus on the certificates (other than the LIBOR Certificates) on the basis of a 360-day year divided into twelve 30-day months. Interest will accrue at the rate described in this free writing prospectus on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

      The interest accrual period for the interest bearing classes and components of certificates (other than the LIBOR Certificates) for any distribution date will be the calendar month before the distribution date. The interest accrual period for the LIBOR Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

      On each Distribution Date, to the extent of funds available therefor, each class of certificates and interest bearing components will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION AMOUNT" for any class or component will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance, Component Principal Balance or Component Notional Amount, as the case may be, immediately prior to that Distribution Date, and (b) the sum of the amounts, if any, by which the amount described in clause (a) above (other than, with respect to the LIBOR Certificates, any Carryover Shortfall Amounts) on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts), reduced by (c) any Net Deferred Interest on the related Mortgage Loans for that Distribution Date allocated to the applicable class or component.

ALLOCATION OF NET DEFERRED INTEREST

      With respect to each Due Date, "DEFERRED INTEREST" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

      With respect to each Distribution Date, the "NET DEFERRED INTEREST" is equal to the excess, if any, of the deferred interest that accrued on the Mortgage Loans as described above, over the Principal Prepayment Amount for those Mortgage Loans received during the related Due Period and Prepayment Period.

      For any Distribution Date, the "PRINCIPAL PREPAYMENT AMOUNT" is equal to the sum of (i) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period and (ii) any Subsequent Recoveries on the Mortgage Loans received during the related Due Period preceding the month of the Distribution Date. For any Distribution Date, the "NET PRINCIPAL PREPAYMENT AMOUNT" is equal to the excess, if any, of (i) the Principal Prepayment Amount over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date.

      Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates will be an amount equal to the excess, if any, for each such class of (i) the amount of interest that accrued on such class of certificates at its respective pass-through rate during the interest accrual period related to that Distribution Date over (ii) the amount of current interest that would have accrued had the pass-through rate for such class of certificates equaled the related Adjusted Cap Rate for such class and Distribution Date, in each case not to exceed their respective interest entitlement for that Distribution Date, or in the case of the Class X Certificates, the amount of current interest that would have accrued had the pass-through rate for such class of certificates been calculated using the Adjusted Rate Cap (adjusted on the basis of a 360-day year and a 30-day month for that interest accrual period) instead of the Weighted Average Adjusted Net Mortgage Rate. The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, except that in the case of the Class X Certificates, the amount of Net Deferred Interest allocated to the Class X Certificates will be added to the Component Principal Balance of the related PO Components of the Class X Certificates.

      The "ADJUSTED RATE CAP" for the LIBOR Certificates for any Distribution Date will equal the excess of (a) the Weighted Average Adjusted Net Mortgage Rate (adjusted on the basis of a 360-day year and the actual number of days for that interest accrual period) for that Distribution Date, over (b) a fraction expressed as a percentage, the numerator of which is equal to the product of (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (ii) the Net Deferred Interest for that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the end of the Prepayment Period related to the immediately preceding Distribution Date.

      The "ADJUSTED RATE CAP" for the Class A-4 Certificates for any Distribution Date will equal the excess of (a) the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date, over (b) a fraction expressed as a percentage, the numerator of which is equal to the product of (i) 12 and (ii) the Net Deferred Interest for that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the end of the Prepayment Period related to the immediately preceding Distribution Date.

ALLOCATION OF INTEREST SHORTFALLS

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the Mortgage Loans. With respect to any Distribution Date, the "NET INTEREST SHORTFALL" is equal to

      - any net prepayment interest shortfalls for that Distribution Date and

      - the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

      Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes and components of the senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates or component would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      With respect to any Distribution Date, a "NET PREPAYMENT INTEREST SHORTFALL" is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans exceeds the Compensating Interest for that Distribution Date. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related Mortgage Rate less the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan. Each class' or component's pro rata share of the Net Interest Shortfalls will be based upon the amount of interest the class or component would otherwise have been entitled to receive on the Distribution Date.

      A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus. A "DEBT SERVICE REDUCTION" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

      The Class A-3 Policy does not cover net prepayment interest shortfalls or Relief Act Reductions allocated to the Class A-3 Certificates.

      If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under " -- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates and components, interest will be distributed on each class of related certificates and components of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next

Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

CARRYOVER SHORTFALL RESERVE FUND

      On the closing date, the trustee will establish a reserve fund (the "CARRYOVER SHORTFALL RESERVE FUND"). On the closing date the Depositor will cause to be deposited approximately $1,000 in the Carryover Shortfall Reserve Fund. On each Distribution Date, all amounts distributable as interest to the Class X-1 IO Component will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, sequentially, as follows:

      - first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, based upon the amount of any Carryover Shortfall Amounts with respect to such classes of certificates;

      - second, sequentially, to each class of subordinated certificates, in the order of their seniority; and

      - third, from amounts remaining on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X-1 IO Component, to the Class X-1 Certificates.

      To the extent amounts in respect of interest otherwise payable to the Class X-1 IO Components are used to pay Carryover Shortfall Amounts and are not paid to the Class X-1 Certificates, holders of those certificates will not be entitled to reimbursement for such amounts from the trust fund.

      In addition to the $1,000 deposit described in the second preceding paragraph, on the closing date the Depositor will cause to be deposited in the Carryover Shortfall Reserve Fund an amount that is expected to be sufficient to cover any Carryover Shortfall Amounts on the Offered Certificates (including both the LIBOR and the MTA Certificates) with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed first concurrently, to the Senior Certificates, pro rata, based upon the amount of any Carryover Shortfall Amounts with respect to each such class of certificates for that Distribution Date, and then, sequentially, to the Subordinated Certificates, beginning with the class of subordinated certificates then outstanding with the highest payment priority. Any such amount caused to be deposited by the Depositor as described in the first sentence of this paragraph that remains after payment of any Carryover Shortfall Amounts to the certificates on the first Distribution Date will be distributed to Goldman, Sachs & Co. and will not be available to cover any Carryover Shortfall Amounts on subsequent Distribution Dates. Except with respect to the first Distribution Date, the MTA Certificates will not be entitled to receive any distributions in respect of Carryover Shortfall Amounts.

PRINCIPAL

      General. On each Distribution Date, the Principal Amount will be distributed as principal first with respect to the classes of senior certificates (or with respect to each class of Class X Certificates, the related Class X PO Component) in an amount up to the Senior Principal Distribution Amount, and second as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

      The "PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

      1. all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) during the related Due Period,

      2. the principal portion of the purchase price of each Mortgage Loan that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

      3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

      4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

      5. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, and

      6.    the Net Principal Prepayment Amount.

      For any Distribution Date, the "PRINCIPAL PAYMENT AMOUNT" is equal to all amounts described in clauses 1. through 5. of the definition of Principal Amount and that Distribution Date.

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

      (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

      (2) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

      (3) concurrently, to the Class X-1 PO and Class X-2 PO Components, pro rata, until their Component Principal Balances are reduced to zero.

      The capitalized terms used in this free writing prospectus have the following meanings:

      "PREPAYMENT PERIOD" means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2005) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      "DUE PERIOD" means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

      The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of

      - the Senior Percentage of the Principal Payment Amount and Distribution Date, and

      - the Senior Prepayment Percentage of the Net Principal Prepayment Amount and Distribution Date.

      "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) any previous partial payments and liquidation proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, plus, (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

      The "SENIOR PERCENTAGE" for Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balances of the senior certificates (other than the Notional Amount Components) immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balances of the Mortgage Loans as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

      For any Distribution Date, the "SUBORDINATED PERCENTAGE" will be calculated the difference between 100% and the Senior Percentage for such Distribution Date.

      The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "SUBORDINATED PREPAYMENT PERCENTAGE" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

      The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage as of the closing date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

      - the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

      - cumulative Realized Losses on all of the Mortgage Loans do not exceed:

          - commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate of the class certificate balances of the subordinated certificates as of the closing date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

          - commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          - commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          - commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          - commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in December 2008, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate class certificate balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the Senior Percentage and (y) after the Distribution Date in December 2008, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate class certificate balance of the subordinated certificates as of the closing date (the "TWO TIMES TEST"), the Senior Prepayment Percentage will equal the Senior Percentage.

      If on any Distribution Date the allocation to the classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate

Balances to zero.

      Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the Subordinated Certificates. Distributions of each Subordinated Principal Distribution Amount will be made to the classes of subordinated certificates in the order of their priority of payment, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Component Principal Balance or Class Certificate Balance, as applicable), in each case to the extent of the amount available from Available Funds for distribution of principal.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower payment priorities than such class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for the class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of the Net Principal Prepayment Amount will be made to any of those classes (the "RESTRICTED CLASSES") and the Net Principal Prepayment Amount otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Component Principal Balances or Class Certificate Balances, as applicable, and distributed in the sequential order described above.

      The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of Subordinated Certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of Subordinated Certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than any Class X IO Components) immediately before such Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                           INITIAL                            ORIGINAL
                                                          BENEFICIAL     INITIAL CREDIT      APPLICABLE
                                                         INTEREST IN       ENHANCEMENT     CREDIT SUPPORT
                        CLASS OF CERTIFICATES             TRUST FUND          LEVEL          PERCENTAGE
                        ---------------------             ----------          -----          ----------
                Senior Certificates................            89.50%           10.50%               N/A
                Class M-1..........................             2.05%            8.45%            10.50%
                Class M-2..........................             1.75%            6.70%             8.45%
                Class M-3..........................             1.00%            5.70%             6.70%
                Class M-4..........................             0.90%            4.80%             5.70%
                Class M-5..........................             0.85%            3.95%             4.80%
                Class B-1..........................             0.95%            3.00%             3.95%
                Class B-2..........................             0.80%            2.20%             3.00%
                Class B-3..........................             0.40%            1.80%             2.20%
                Class B-4..........................             1.00%            0.80%             1.80%
                Class B-5..........................             0.80%            0.00%             0.80%

      For purposes of calculating the Applicable Credit Support Percentages of the Subordinated Certificates, the Class M Certificates have a higher payment priority than the Class B Certificates. Within the Class M and Class B Certificates, the payment priorities are in numerical order.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF REALIZED LOSSES

      On each Distribution Date, the amount of any Realized Loss on the Mortgage Loans will be allocated first, to the subordinated certificates in the reverse order of their priority of payment, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, until the Class Certificate Balance or Component Principal Balance of each class of subordinated certificates has been reduced to zero, and second, to the senior certificates (other than the Class X IO Components), pro rata, until their respective Class Certificate Balances are reduced to zero; provided, however, that any Realized Losses otherwise allocated to the Class A-1 and Class A-2 Certificates, will be allocated first, to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero, and second, to the Class A-2 Certificates, until its Class Certificate Balance is reduced to zero. Any Realized Losses that would otherwise be allocated to the Class A-3 Certificates will be covered by the Class A-3 Policy.

      On each Distribution Date after the Senior Credit Support Depletion Date, the Class X PO Component of each class of Class X Certificates will bear the pro rata portion of any Realized Losses on the Mortgage Loans.

      Investors in any class of Certificates to which Realized Losses that would otherwise be allocable to such class are allocated to another class or classes of Certificates should note the Class Certificate Balance of their class of Certificates in relation to the class or classes of Certificates to which such Realized Losses will be allocated as well as the Class Certificate Balances of any other class or classes of Certificates whose otherwise allocable Realized Losses will be allocated to that class. Among the classes of subordinated certificates, the Class M Certificates have a higher payment priority than the Class B Certificates. Within the Class M and Class B Certificates, the payment priorities are in numerical order.

      The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

      A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.